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                                                                  EXHIBIT 23.1.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 31, 1998 on the financial statements of Lakes (a division of Grand Casinos, Inc.) as of December 28, 1997 and December 29, 1996 and for each of the three years in the period ended December 28, 1997, included in or made part of this Amendment to Form S-4 Registration Statement (Registration No. 333-65645).

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
October 20, 1998